UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2006

ENTRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-24733	62-1670648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hanover Park, Suite 800 16633 Dallas Parkway Addison, Texas	75001
(Address of Principal Executive Office)	(Zip Code)

972-713-5800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The response to Item 5.02 is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On January 23, 2006, Hans Downer resigned as Entrust, Inc.’s Senior Vice President, Global Professional Services and Canadian Sales for personal reasons. Mr. Downer will remain as a consultant to Entrust, Inc. (the “Company”) until October 23, 2006.

Pursuant to a Separation Agreement entered into with the Company’s Canadian subsidiary, Entrust Limited, on January 24, 2006, Mr. Downer will be paid his current monthly salary amount pursuant to the Company’s normal payroll schedule until October 23, 2006. Mr. Downer’s rights with respect to options to purchase stock of the Company, restricted stock units and/or stock appreciation rights granted on or before January 23, 2006 will continue to vest pursuant to the terms of controlling equity plans and award agreements until October 23, 2006. Mr. Downer shall have an additional 90 days after October 23, 2006 to exercise his vested equity. Any unvested equity as of October 23, 2006 shall be forfeited. Mr. Downer released the Company, its affiliates, directors, officers, agents and employees from any and all claims arising directly or indirectly from Mr. Downer’s employment with the Company. In addition, the Separation Agreement provides that Mr. Downer is subject to confidentiality obligations with regard to information obtained during the course of his employment at the Company. Mr. Downer is also subject to non-competition and non-solicitation obligations for a period of one year from the date of the Separation Agreement.

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRUST, INC.

Date: January 24, 2006	By:	/s/ David J. Wagner
David J. Wagner Senior Vice President, Finance and Chief Financial Officer

2